Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of China Green Agriculture, Inc. (the “Company”) on Form 10-K/A for the period ending June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned, being principal officers of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-K/A for the fiscal year ending June 30, 2014, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Annual Report on Form 10-K/A for the fiscal year ending June 30, 2014, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 28, 2014

/s/ Tao Li
Tao Li
Chief Executive Officer
(principal executive officer)

/s/ Ken Ren
Ken Ren
Chief Financial Officer
(principal financial officer and principal accounting officer)